Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com
Brandywine Realty Trust Prices $100.0 Million of 4.100% Guaranteed Notes Due 2024 and
$100.0 Million of 4.550% Guaranteed Notes Due 2029
PHILADELPHIA, PA, October 3, 2019 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has priced the underwritten public offering of $100.0 million of its 4.100% guaranteed notes due 2024 (the “2024 Notes”) and $100.0 million of its 4.550% guaranteed notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”). Interest on the 2024 Notes and the 2029 Notes will be payable semi-annually on April 1 and September 1 of each year commencing April 1, 2020.
The 2024 Notes are being offered to investors at a price of 106.315% of their principal amount, plus accrued and unpaid interest from and including October 1, 2019, with a re-offer yield of 2.669%. The 2029 Notes are being offered to investors at a price of 110.058% of their principal amount, plus accrued and unpaid interest from and including October 1, 2019, with a re-offer yield of 3.331%. The 2024 Notes will become part of the same series as the Operating Partnership’s outstanding 4.100% guaranteed notes due 2024, $250.0 million of which were originally issued on September 16, 2014, for all purposes. The 2029 Notes will become part of the same series as the Operating Partnership’s outstanding 4.550% guaranteed notes due 2029, $250.0 million of which were originally issued on September 16, 2014, for all purposes. The sale of the Notes is expected to close on October 10, 2019, subject to customary closing conditions.
The net proceeds of the offering, after deducting underwriting discounts and estimated transaction expenses related to this offering and excluding accrued interest paid by the purchasers of the 2024 notes and the 2029 notes, are expected to be approximately $214.7 million. The Operating Partnership intends to use the net proceeds of the offering to reduce outstanding borrowings under the Operating Partnership’s unsecured revolving credit facility. Any remaining net proceeds of the offering will be used for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness.
The joint book-running managers for the offering are Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., and Wells Fargo Securities, LLC. The senior co-managers for the offering are BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc. The co-managers for the offering are BB&T Capital Markets, a division of BB&T Securities, LLC, Firstrust Savings Bank, KeyBanc Capital Markets Inc., Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Synovus Securities, Inc., and TD Securities (USA) LLC.
This offering is being made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104	Phone: (610) 325-5600 Fax: (610) 325-5622

Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or e-mail: prospectus@citi.com; and BofA Securities, Inc., Attn: Prospectus Department, 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@baml.com or by calling toll-free 1-800-294-1322.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 180 properties and 24.9 million square feet as of June 30, 2019, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; timing of and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.